Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2014 (except for Note 1, Note 8, Note 15 and Note 16, as to which the date is August 8, 2014), with respect to the consolidated financial statements of Rice Energy Inc. included in the Registration Statement (Form S-4) and related Prospectus of Rice Energy Inc. dated December 2, 2014.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

December 2, 2014